                     AMENDMENT TO AGREEMENT OF SALE (O&O)
                     ------------------------------

          This Amendment (this "Amendment"), to that certain Agreement of Sale, by and between the parties hereto, dated as of December __, 2000 (the "Agreement"), is made as of this ___ day of December 2000, by and between Beasley Radio, Inc., a Delaware corporation (the "Seller"), and Beasley Family Towers, Inc., a Delaware corporation (the "Buyer").

                                  WITNESSETH:

          WHEREAS, Seller and Buyer entered into the Agreement whereby Buyer purchased from Seller a communications tower facility used in the operation of radio broadcast station WWCN-AM (the "Tower"), and certain personal property belonging to Seller and associated with the Tower;

          WHEREAS, Seller and Buyer desire to amend the Agreement in certain respects to clarify the nature of the assets sold pursuant to the Agreement;

          NOW, THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller, intending to be legally bound hereby, agree as follows:

          1. The text of Exhibit A of the Lease is hereby amended and restated as follows:

          That certain communications tower used in the operation of WWCN-AM situated on that certain tract of land more particularly described as follows:

          Land situate, lying and being in Charlotte County, Florida, viz:

          The Northwest 1/4 of southeast 1/4 of Section 31, Township 42 South Range 25 East, said lands lying and being in Charlotte County, Florida.


          2. Except as expressly provided herein, the Agreement shall continue to be, and shall remain, in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement.

          3. For the convenience of the parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

          4. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA.

                           [Signature page follows]

          IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused this Amendment to be duly executed on the day and year first written above.

                              SELLER:

                              BEASLEY RADIO, INC.

                              BY:   ___________________________________
                                    Name:  George G. Beasley
                                    Title: Chief Executive Officer

                              BUYER:

                              BEASLEY FAMILY TOWERS, INC.

                              BY:   ____________________________________
                                    Name:  B. Caroline Beasley
                                    Title: Secretary

                         AMENDMENT TO LEASE AGREEMENT
                         ----------------------------

          This Amendment (this "Amendment"), to that certain Lease Agreement, by and among the parties hereto, dated as of December __, 2000 (the "Lease"), is made as of this ___ day of December 2000, by and between Beasley Family Towers, Inc., a Delaware corporation (the "Lessor"), and Beasley Radio, Inc., a Delaware corporation (the "Lessee").

                                  WITNESSETH:

          WHEREAS, Lessor and Lessee entered into the Lease whereby Lessee leased from Lessor a communications tower facility used in the operation of radio broadcast station WWCN-AM (the "Tower"), for the purpose of Lessee's radio broadcast transmission activities;

          WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects to clarify the nature of the leasehold interests obtained by Lessee pursuant to the Lease;

          NOW, THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee, intending to be legally bound hereby, agree as follows:

          5.   Section 2.01(b) of the Lease is hereby deleted.

          6. The second sentence of Section 3.01(b) of the Lease is hereby deleted.

          7.   Section 7.01 of the Lease is amended and restated as follows:

                    7.01.  Permits.  Lessor shall obtain all necessary licenses
                           -------
or permits in connection with the Tower except that Lessee shall obtain, at its own expense, any and all necessary licenses or permits from such governmental authorities as shall have jurisdiction in connection with the (b) the operations, installation, repair, alteration, or replacement of Lessee's equipment (including, without limitation, Lessee's antenna and transmission and/or receiving equipment); or (c) with any of Lessee's activities thereon or contemplated by this Lease. At Lessor's request, Lessee shall furnish Lessor with copies of same, and shall abide by the terms and provisions of such licenses and permits.

          8.   Section 8.01 of the Lease is amended and restated as follows:

                    8.01   During Term of Lease.
                           --------------------

                    (a) Lessee, at its own cost and expense, shall maintain and repair Lessee's Property, including specifically its antenna, related equipment, transmission lines, transmitters, and other equipment. Lessor shall perform the same tasks with respect to the Towers. All such maintenance shall be conducted by the parties in accordance with good engineering standards and in conformity with the requirements of the FCC or any other body having jurisdiction over the Lessee and its property, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969 pertaining to electromagnetic or radio frequency radiation. Each of Lessor and Lessee shall take all reasonable precautions to avoid interference or hindrance to and with the operations of the other party hereto. In this regard, each party hereto agrees to eliminate, without cost to the other party hereto, any interference or hindrance to such other party's operation. Maintenance and repair of Lessee's Property shall be performed only by a reputable contractor and in accordance with the provisions of subsections
(d), (e), and (f) hereof.

                    (b) Lessor retains the right to inspect Lessee's Property during normal business hours upon reasonable notice to Lessee, except that, in the event of an emergency, as determined by Lessor, Lessor may enter at any time, giving notice of such emergency to Lessee as soon as is practical. In the event that Lessor reasonably determines that Lessee has not maintained Lessee's Property and equipment in good order and repair according to industry standards, and that such repairs are necessary for the safety of the Tower, and the Tower Site, or the prevention of interference with Lessor or any other user of the Towers or any other broadcaster, Lessor may, at its option, make such emergency repairs to the Leased Premises as it deems reasonably necessary, and any amount expended by Lessor therefor shall be reimbursed to it by Lessee immediately upon presentation of a statement and shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing any of Lessee's Property which Lessee has failed to properly maintain.

                    (c) With respect to the non-emergency repairs which Lessor, in its reasonable discretion, determines that Lessee should make to maintain Lessee's Property and equipment in good order, and that such repairs are necessary for the safety of the Tower, and the Tower Site, or the prevention of interference with Lessor, in violation of the terms of this Agreement, Lessor shall so notify Lessee in writing, specifying the maintenance and repairs required to be performed by Lessee. In the event that, within ten (10) business days following such written notice (or such longer period as may be reasonably necessary taking into account all facts and circumstances), Lessee shall not have performed such maintenance and repairs, Lessor may, at its sole option, make such repairs as it deems reasonably necessary, and any amount expended by Lessor therefor shall be deemed additional rent. Lessor shall not be liable for inconvenience, disturbance, loss of business, or other damage to Lessee by reason of repairing the property and equipment of Lessee which Lessee has failed to properly maintain.

                    (d) No work (including electrical work), except for emergency repairs that Lessee shall perform to return to, or maintain the station on air in the event of a failure, will be performed by the Lessee in connection with the installation, alteration, maintenance, repair, or removal of any of Lessee's transmission lines, antenna, and other equipment on the Tower unless the Lessee submits to Lessor a copy of the proposed contract and also detailed plans and specifications of the work to be done, and both the contract and the plans and specifications have been approved in writing by Lessor not to be unreasonably withheld, delayed or conditioned. Lessee, upon demand therefor by Lessor, agrees to pay Lessor as additional rent all amounts reasonably expended by Lessor in connection with review of any such contract, plans, and specifications.

                    (e) With respect to any work to be performed by or on behalf of Lessee in connection with the installation, alteration, maintenance, repair, or removal of any equipment on the Tower (including any ascension of the Tower), or in or about the Tower Site, Lessee may only employ a contractor who has been approved in writing and in advance by Lessor. Lessor agrees that it will not unreasonably withhold its approval of any contractor who has the requisite experience and industry standard insurance coverage and who will, at the sole option of Lessor, provide a bond to cover any work which it has been retained to perform. Lessor agrees to consult on call in any emergency situation and immediately give its approval or disapproval.

                    (f) All work by or on behalf of the Lessee or Lessor shall be carried out (i) in a good and workmanlike manner; (ii) in accordance with established engineering standards and public ordinances, rules, and regulations applicable to such work, including, without limitation, any rules, regulations, or guidelines of the FCC implementing the National Environmental Policy Act of 1969, pertaining to electromagnetic or radio frequency radiation; (iii) in accordance with plans and specifications, including mechanical and electrical drawings, which have been submitted to and approved in writing and in advance by Lessor; and (iv) in accordance with Lessor's security procedures with respect to protection of the Tower Site.

                    (g) Notwithstanding the receipt of the approvals by Lessor as required in this paragraph, Lessee shall not be relieved of its responsibilities and liabilities for interference or otherwise as herein provided, nor shall said approval be deemed a waiver of any other rights of Lessor under this Lease.

                    (h) In the event that any notice of lien or lien shall be filed against any part of the Tower Site for work claimed to have been done or materials claimed to have been furnished to Lessee, the same shall be dismissed, withdrawn, discharged or bonded (to Lessor's reasonable satisfaction) by Lessee within thirty (30) days thereafter at Lessee's expense; and if Lessee shall fail to take such action as shall cause such lien to be discharged within thirty (30) days, Lessor may, at its option, discharge the same by deposit or by bonding proceedings. Lessor may require the lienor to prosecute the appropriate action to enforce the lienor's claim. In such case, Lessor shall give immediate notice to Lessee of such pending action or proceeding so that Lessee may have an opportunity to legally contest or defend the action or proceeding. If, after such notice to Lessee, a judgment is recovered on the claim, Lessor, at its sole option, may pay the judgment. Any reasonable amount paid or expense incurred or sum of money paid by Lessor (including reasonable attorney's fees) by reason of the failure of Lessee to comply with the foregoing provisions of this paragraph, or in defending any such action, shall be paid to Lessor by Lessee, and shall be treated as additional rent hereunder.

          9. Sections 14.03 and 14.04 of the Lease are amended and restated as follows:

                 14.03  Insurance on the Tower.  Lessee shall procure and
                        ----------------------
maintain physical damage insurance on the Tower and any building on the Tower Site used or leased by Lessee pursuant to this Lease in an amount sufficient to repair or replace the Tower and any such building with such coverage to be on an "All Risks" basis, including, without limitation, coverage for the perils of fire, lightning, windstorm, hall, flood, earthquake, collapse, explosion, aircraft and vehicle damage, vandalism, and malicious mischief. Lessee shall be solely responsible for its insurance on Lessee's Property, together with business interruption insurance.

                 14.04  Tower Damage.  In the event that the Tower is destroyed
                        ------------
or damaged by fire, lightning, windstorm, flood, earthquake, explosion, collapse, aircraft, or other vehicle damage or other casualty covered by insurance, Lessor shall promptly reconstruct or repair the Tower to such good condition as existed before the destruction or damage, and give possession to Lessee of substantially the same space leased hereunder. Lessee shall promptly pay over to Lessor any insurance proceeds it receives from insurance policies Lessee is required to procure under Section 14.03 hereof for the purpose of use by Lessor to fund reconstruction of the Tower as required of Lessor under this
Section 14.04. If the Tower is in need of such repair or is so damaged by fire, lightning, windstorm, flood, earthquake, explosion, aircraft or other vehicle damage, collapse, or other casualty that reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then upon written notice to Lessee, Lessor may remove any such antenna and interrupt the signal activity of Lessee, but will use its best efforts to have the antenna replaced as soon as reasonably possible. Lessor agrees to provide Lessee an alternative tower if available, during such reconstruction/repair period. If such tower on the Tower Site is not available, then Lessee shall be responsible for procuring its own alternative tower. No monetary or other rental shall be due pursuant to the terms of this Lease for such time as Lessee is unable to conduct its broadcasting activities on the Tower without significant diminution of signal quality as a result of such total or partial destruction or damage or need of repair, and Lessor shall refund to Lessee any rent paid in advance for such time. Should Lessor not either (a) inform Lessee in writing within ninety (90) days of the date of destruction of Lessor's intent to replace the Tower or (b) replace the Tower within one (1) year if Lessor has provided the notice described in clause (a) above, of the date of destruction, or repair the same within such shorter time period after the casualty as may be reasonable, then Lessee, upon thirty (30) days' written notice to Lessor, may terminate this Lease, provided if Lessor has provided the notice described in clause (a) above, Lessee must make such election within one hundred twenty (120) days prior to the expiration of said repair or replacement period. Lessee agrees that it shall maintain adequate business interruption insurance at all times during the term of this Lease to adequately protect it from any interruption of signal activities due to damage to the Tower (including costs of reinstallation of its equipment and lines), and Lessor shall have no liability on account of such business interruption or reinstallation costs due to damage or destruction under this paragraph.

          10. Section 15(a) of the Lease is hereby restated as follows:

                 15. Eminent Domain.
                     --------------

                 (a) In the event that the Tower Site (or any portion of the Tower Site necessary for the Tower, guy wires, or other appurtenances necessary to Lessee's broadcasting operations) is acquired or transferred or condemned pursuant to eminent domain proceedings (or the threat thereof), the obligation of the parties under this Lease shall be terminated as of the date of acquisition or transfer. Lessor shall be entitled to the entire condemnation award. If Lessor determines to build a new tower as a replacement for the Tower on the condemned property,

Lessor agrees to lease to Lessee the new tower on terms reasonably equivalent to the terms of this Lease.

                 (b) In the event that this Lease is terminated due to eminent domain proceedings, then Lessee shall be relieved of any further obligations to make any rental payments or performances for any period after the date of such termination of this Lease; and subject to offset or withholding by Lessor to cover any unpaid additional rent or other authorized charges which may be owed through the date of termination, Lessee shall be entitled to a refund of any advance rental sums which it has paid in proportion to the period of the Lease through such date of termination.

          11.  Section 21.10 of the Lease is hereby restated as follows:

                 21.10  Limitation of Liability.  Except as otherwise expressly
                        -----------------------
stated herein, Lessor shall not be liable or responsible to the Lessee or to anyone claiming under or through the Lessee for any loss or damage caused by the acts or omissions of any other tenants or any other users of the Tower, or Tower Site, or for any loss or damage to Lessee's Property caused by fire, water, bursting pipes, leaking gas, sewage, steam pipes, drains, ice, or materials falling from the Tower, or the malfunction of any utility, facility, or installation, or by reason of any other existing condition or defect in the Leased Premises; nor shall Lessor be liable or responsible to the Lessee for any injury or damage suffered by the Lessee and allegedly caused by technical interference with the Lessee's operations, by the activities of any other tenants or users of the Tower and Tower Site, or any other broadcasters. Except for Lessor's own negligent acts, willful misconduct or for breaches of its obligations under this Agreement, Lessor shall not be liable to Lessee, or to any other person for property damage or personal injury, including death.
Lessor shall not be liable under any circumstances for loss of use, loss of sponsorship or advertising revenue, or any other consequential damages sustained by Lessee.

          12.  Exhibit B of the Lease is amended and restated as follows:

          That certain tract of land more particularly described as follows:

          Land situate, lying and being in Charlotte County, Florida, viz:

          The Northwest 1/4 of southeast 1/4 of Section 31, Township 42 South Range 25 East, said lands lying and being in Charlotte County, Florida.

          13.  Exhibit C of the Lease is hereby deleted.

          14. Except as expressly provided herein, the Lease shall continue to be, and shall remain, in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Lease.

          15. For the convenience of the parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

          16. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA.

                           [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Amendment to be duly executed on the day and year first written above.

                              LESSOR:

                              BEASLEY FAMILY TOWERS, INC.

                              BY:   ________________________________
                                    Name:  B. Caroline Beasley
                                    Title:  Secretary

                              LESSEE:

                              BEASLEY RADIO, INC.


                              BY:   ________________________________
                                    Name:  George G. Beasley
                                    Title:  Chief Executive Officer